Exhibit 10.1

SIXTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is signed on the 13th day of May, 2013, effective as of the 1st day of May, 2013, by and among Arotech Corporation, a Delaware corporation (“Arotech”), and Epsilor-Electric Fuel Ltd., an Israeli company (“Epsilor-EFL” and together with Arotech, the “Companies”), and Mr. Robert S. Ehrlich, Israel I.D. Number 303673487 (the “Executive”).

WHEREAS, the Companies and the Executive entered into an Amended and Restated Employment Agreement dated as of October 1, 1996, a Second Amended and Restated Employment Agreement dated as of January 1, 2000, as extended, a Third Amended and Restated Employment Agreement effective as of January 1, 2005, a Fourth Amended and Restated Employment Agreement effective as of January 1, 2007, and a Fifth Amended and Restated Employment Agreement effective as of January 1, 2012 (together, the “Original Agreement”) formalizing the terms of the Executive’s employment with the Companies;

WHEREAS, the Companies and the Executive now wish to make certain changes to the conditions of the Executive’s employment, including (i) by reducing the Executive’s compensation, extending the Executive’s employment, and providing for the Executive’s succession in the position of Chief Executive Officer of the Company, and (ii) in consideration of the foregoing, and in view of the fact that the Executive has already reached an age at which it would be reasonable for him to retire if he so desired, by providing for immediate payment of the majority of the Retirement Payment (as defined in the Original Agreement) and payment during the term of this Agreement of the remainder of the Retirement Payment, and to amend and restate the Original Agreement in its entirety in accordance with the terms of this Agreement;

WHEREAS, the form, terms and provisions of this Agreement have been approved by the Board of Directors of both of the Companies, and unanimously approved by the independent directors of the Board of Directors of Arotech;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.           Term.

The term of the Executive’s employment under this Agreement shall be for the period commencing on May 1, 2013, and ending on December 31, 2015 (the “Term”).

2.           Employment.

(a)
The Executive shall be employed as the Chairman of the Board and Chief Executive Officer of Arotech until September 30, 2014, and thereafter shall be employed as Chairman of the Board of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity in publicly-held United States corporations and their Israeli subsidiaries. The Executive shall exercise his authority in a reasonable manner and shall report to the Board of Directors of each Company (each a “Board”).

(b)
Excluding periods of vacation and sick leave to which the Executive shall be entitled, the Executive agrees to devote the attention and time to the businesses and affairs of the Companies required to discharge the responsibilities assigned to the Executive hereunder. The Executive’s duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Israeli Law of Work Hours and Rest, 5711 - 1951 shall not apply to this Agreement.

(c)
While the Executive is employed by the Companies hereunder, Arotech shall use its best efforts to cause the Executive to be elected to, and if so elected the Executive shall serve on, the Board of Arotech as a member of such Board, and shall cause the Executive to be elected to, and the Executive shall serve on, the Board of Epsilor-EFL as a member of such Board. For the avoidance of doubt, even if the Executive is not elected to either position, it will not affect any of his rights and responsibilities under this Agreement and he will continue to serve and be employed as a senior officer of the Company.

(d)
Each Company will use its reasonable best efforts to obtain, and to keep in place at all times that the Executive is a director or officer of either Company, a directors and officers liability policy covering the Executive in an amount and otherwise containing terms and conditions consistent with past practices.

(e)	The Executive agrees to serve on the board of directors of such subsidiaries of the Companies as the Board may reasonably request.

3.           Base Salary, Bonus, Retirement Payment and Financial Planning Allowance.

(a)
The Companies agree to pay or cause to be paid to the Executive a monthly base salary at the rate of NIS 122,050 per month, or such larger amount as the Board may in its sole discretion determine following a review which shall be conducted by the Board by not later than March 31 of each year (beginning with March 31, 2014), such larger amount to take effect retroactively to the January 1 immediately preceding such review (hereinafter referred to as the “Base Salary”). Notwithstanding such review, on each anniversary of the effective date of this Agreement, the Base Salary shall be adjusted upward in an amount equal to the official anticipated net Israeli inflation rate as published by the Israeli Central Bureau of Statistics in the month of December immediately preceding such anniversary, in each case for the year immediately following such anniversary (the “CPI Adjustment”). For the avoidance of doubt, it is understood by the parties that the monthly base salary stated above shall be not adjusted for 2013, retroactive to January 1, 2013, in respect of the CPI Adjustment for inflation during 2012.

(b)
The Companies agree to pay or cause to be paid to the Executive, in a single lump-sum payment in cash on each anniversary of this Agreement or as soon thereafter as may be possible in order to determine the relevant results of the Companies (but in no event later than May 31 of each year), an annual bonus (if and to the extent earned according to the criteria below), as follows:

(i)
If, as of such anniversary, the Company shall have attained 100% of the Company’s Budgeted Number (as defined below) for the year preceding such anniversary, then Executive’s bonus shall be equal to 25% of Executive’s gross annual Base Salary as then in effect for the year preceding such anniversary;

(ii)
If, as of such anniversary, the Companies shall have attained 120% of the Companies’ Budgeted Number (as defined below) for the year preceding such anniversary, then Executive’s bonus shall be equal to 75% of Executive’s annual Base Salary as then in effect for the year preceding such anniversary;

(iii)
If, as of such anniversary, the Companies shall have attained more than 100% but less than 120% of the Companies’ Budgeted Number (as defined below), then Executive’s bonus shall be calculated as follows:

B  =           (S x 25%) + (N-100)/20 x (S x 50%)

Where:

B  =           The amount of Executive’s annual bonus, as a percentage of Executive’s Base Salary; and

N  =           The percentage of the Budgeted Number (as defined below) that was attained by the Companies in the immediately preceding fiscal year; provided, however, that N is more than 100 and less than 120;

S  =           Executive’s Base Salary.

For the purposes of this Section 3(b), the Budgeted Number shall be the budgeted results of the Companies as mutually agreed by the Boards and Executive prior to the end of each fiscal year for the fiscal year designated in such budget.

(c)	In addition, the Companies shall pay Executive an amount of up to $10,000, against invoices or receipts, on each anniversary of this Agreement to cover Executive’s tax and financial planning expenses.

(d)
The Companies agree to pay to the Executive the Retirement Payment (as defined under Section 7(b)(ii) of the Original Agreement), consisting of the following elements, less taxes and other customary withholdings, if any, as follows:

(i)
By transfer to the Executive of share certificate AC 0563 n/o “Ella Benita Advocate as trustee for Robert S. Ehrlich” in the amount of 328,767 shares of Arotech common stock (the “Shares”) upon the signing of this Agreement (it having been previously agreed between the parties by letter dated April 19,2009 that the issuance and now the transfer of the Shares to the Executive would be a credit against the Retirement Payment in the amount of $240,000, irrespective of any changes in the market value of the Shares).

(ii)
$774,377 of the Retirement Payment shall be paid to the Executive in cash upon the signing of this Agreement, said payment to be equal to and withdrawn from the principal of the Executive’s Rabbi Trust established by trust agreement dated December 23, 2003.

(iii)
The remaining $611,023 of the Retirement Payment will be paid to the Executive in 30 equal monthly installments of $20,367.43 each on or before the last day of each calendar month by wire transfer to an account to be specified in writing by the Executive, beginning with the calendar month of May 2013 through and including the calendar month of October 2015.

4.           Employee Benefits.

The Executive shall be entitled to the following benefits:

(a)
Manager’s Insurance. The Executive and the Companies agree that notwithstanding any prior practice or custom, the Executive will not receive manager’s insurance benefits, including without limitation disability and life insurance.

(b)
Education Fund (Keren Hishtalmut). The Companies will contribute to an education fund of the Executive’s choice an amount equal to 7.5% of each monthly payment of the Base Salary (up to the maximum amount of the Base Salary as to which contributions to an education fund may be made without any tax being due on such contribution by the Executive (the “Education Fund Maximum”)), and will deduct from each monthly payment of the Base Salary and contribute to such education fund an additional amount equal to 2.5% of each such monthly payment of the Base Salary (up to an amount equal to 1/3 of the Education Fund Maximum). Upon the termination of the Executive’s employment with the Companies for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive any amounts in such fund shall be automatically assigned to the Executive.

(c)	Vacation. The Executive shall be entitled to an annual vacation at full pay equal to 24 work days.

Vacation days may be accumulated and may, at the Executive’s option or automatically upon termination, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days; provided, however, that if the Executive accumulates more than two (2) times his then current annual entitlement of vacation days, such excess shall be automatically converted into the right to receive such a cash payment in respect of such excess. Payments to which the Executive is entitled pursuant to this Section 4(c) shall be made promptly after the Executive’s request therefor.

(d)
Sick Leave. The Executive shall be entitled to up to 30 days of fully paid sick leave annually; provided, however, that the Executive shall not be entitled to sick leave payment to the extent he is already covered by manager’s insurance. Sick leave may be accumulated and at the conclusion of this Agreement for all reasons other than Cause, up to 30 days of accumulated but unused sick leave shall be converted into a cash payment to the Executive in an amount equal to the proportionate part of the Base Salary for such days.

(e)
Automobile. The Executive and the Companies agree that notwithstanding any prior practice or custom, the Companies shall not provide the Executive with an automobile. The Company will continue to pay the maintenance and fuel expenses for the Executive’s personal automobile as it has in the past.

(f)	Recuperation Payments (D’mai Havra-ah). The Executive shall be entitled to Recuperation Payments as required by law.

(g)
Benefit Plans. The Executive shall be entitled to participate in all stock-based incentive, bonus, benefit or other similar plans offered by either of the Companies, including without limitation Arotech’s 2009 Equity Incentive Plan, in accordance with the terms thereof and as determined by the Boards from time to time.

5.           Expenses.

The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder. Without limiting the generality of the foregoing, the Companies shall pay all of the Executive’s expenses in the use of telephones for the Companies’ businesses. The Executive shall be entitled to receive room, board and travel reimbursement in connection with the performance of his duties other than at the principal executive office of either Company, as is customary for senior executives in publicly-held United States and Israeli companies. All expense reimbursements made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

6.           Termination.

The Executive’s employment hereunder shall and/or may be terminated under the following circumstances:

(a)	Death. This Agreement shall terminate upon the death of the Executive.

(b)
Disability. The Companies may terminate the Executive’s employment after having established the Executive’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred and eighty (180) consecutive days.

(c)
Cause. The Companies may terminate the Executive’s employment for Cause. For purposes of this Agreement, termination for “Cause” shall mean and include: (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on the Companies in a material and adverse manner; (ii) a willful failure to carry out a material directive of either of the Boards, provided that such directive concerned matters within the scope of the Executive’s duties, was in conformity with Sections 2(a) and 2(b) hereof, would not give the Executive Good Reason to terminate this Agreement and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of funds of the Companies; and (iv) reckless or willful misconduct that is materially harmful to either of the Companies; provided, however, that the Companies may not terminate the Executive for Cause unless they have given the Executive (i) written notice of the basis for the proposed termination given not more than thirty (30) days after the Companies have obtained knowledge of such basis (“Companies’ Notice of Termination”) and (ii) a period of at least thirty (30) days after the Executive’s receipt of such notice in which to cure such basis.

(d)
Good Reason. The Executive may terminate his employment under this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the events or conditions described in subsections (i) through (viii) hereof:

(i)
a change in the Executive’s status, title, position or responsibilities which, in the Executive’s reasonable judgment, represents a reduction or demotion in the Executive’s status, title, position or responsibilities as in effect immediately prior thereto (except for the change in responsibilities and title contemplated by Section 2(a) above), or in the composition of a majority of the Board of Directors;

(ii)	a reduction in the Executive’s Base Salary;

(iii)	the failure by the Companies to continue in effect any material compensation or benefit plan in which the Executive is participating;

(iv)	the insolvency or the filing (by any party, including the Companies) of a petition for the winding-up of either of the Companies;

(v)	any material breach by the Companies of any provision of this Agreement;

(vi)	any purported termination of the Executive’s employment for Cause by the Companies which does not comply with the terms of Section 6(c) of this Agreement;

(vii)	any movement of either Company’s principal executive offices from the Jerusalem/Tel Aviv area of Israel; and

(viii)	any movement of the location where the Executive is generally to render his services to the Companies hereunder from the Jerusalem/Tel Aviv area of Israel;

provided, however, that the Executive may not terminate his employment under this Agreement for Good Reason unless he has given the Companies (i) written notice of the basis for the proposed termination not more than thirty (30) days after the Executive has obtained knowledge of such basis (“Executive’s Notice of Termination”) and (ii) a period of at least thirty (30) days after the Companies’ receipt of such notice in which to cure such basis.

(e)
Termination Date, Etc. “Termination Date” shall mean in the case of the Executive’s death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

(i)
if the Executive’s employment is terminated by the Companies for Cause or due to Disability, the date specified in the Companies’ Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days;

(ii)
if the Executive’s employment is terminated for Good Reason, the Termination Date specified in the Executive’s Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Companies.

7.           Compensation upon Termination.

Upon termination of the Executive’s employment hereunder, the Executive shall be entitled to the following benefits:

(a)
If the Executive’s employment is terminated by the Companies for Cause, or if the Executive’s employment is terminated by the Executive other than with Good Reason, then the Companies shall pay the Executive all amounts of Base Salary and the employee benefits specified in clauses (a), (b) and (c) of Section 4 of this Agreement earned or accrued hereunder through the Termination Date but not paid as of the Termination Date (collectively, “Accrued Compensation”).

(b)
If the Executive’s employment by the Companies shall be terminated (1) due to Disability, (2) by the Executive for Good Reason, (3) by the Executive’s death, or (4) by this Agreement coming to the end of the Term, then the Executive shall be entitled to the benefits provided below (in addition to and not instead of whatever other benefits he may be entitled to by reason of operation of law):

(i)
The Companies shall pay the Executive (a) all Accrued Compensation, (b) a bonus at the rate that would otherwise be payable pursuant to the provisions of Section 3(b) above for the year in which the Termination Date occurs (based on the Company’s actual results during the full year in which the Termination Date occurs), of Executive’s annual Base Salary as of the Termination Date, pro rated based on the number of days in such year which occurred prior to the Termination Date and paid at the time and in the manner specified in Section 3(b) above, (c) the amounts referred to in Section 4(d) above, to the extent earned or accrued hereunder through the Termination Date but unpaid as of the Termination Date, and (d) in the case of termination by the Executive for Good Reason, or termination by the Companies without Cause, all Base Salary that the Executive would have been paid through the end of the Term but for the termination.

(ii)
For thirty-six (36) months after the Executive ceases to be an officer of either of the Companies, the Companies shall at their expense continue to provide the Executive with a cellular telephone, an e-mail account, and an office if the Company or any of its subsidiaries otherwise maintains office space in Beit Shemesh, Israel, or if not then a home office allowance of $1,000 per month. The Executive will also be authorized in his discretion to hire a secretary at a salary of no more than $2,000 per month. The Executive will be solely responsible for any taxes levied on the above benefits.

(c)
The Companies may procure life insurance on the Executive in order to secure the payment of its obligations arising in the event of termination under Section 6(a) hereof. Such insurance shall be payable to the Company, which shall remain primarily liable for the payment of all such obligations to the Executive.

(d)
All stock options and restricted stock that are unvested shall vest on termination (except for Termination for Cause). In the event of termination due to any reason except for Termination for Cause, the Executive’s stock options shall be extended for a period of the earlier of (x) the expiration date thereof, and (y) two years after such termination.

(e)
The Companies and the Executive agree that the Executive currently holds 200,000 unvested restricted shares of Arotech common stock (the “Restricted Stock”). Of these shares, 100,000 shares are scheduled to vest on December 31, 2013 (33,334 on the basis of time only and 66,666 on the basis of performance criteria); 33,334 shares are scheduled to vest on June 30, 2013 (on the basis of time only); 33,333 shares are scheduled to vest on June 30, 2014 (on the basis of time only); and 33,333 shares are scheduled to vest on June 30, 2015 (on the basis of time only). It is agreed that on termination (except Termination for Cause), any of the Executive’s remaining unvested Restricted Shares shall immediately become unrestricted and freely tradable (subject to applicable securities laws).

As a condition to receiving the payments described in this Section 7, the Executive shall execute and deliver to the Companies a release in the form attached hereto as Exhibit A.

8.           Confidentiality; Proprietary Rights; Competitive Activity.

(a)
Confidentiality. Executive recognizes and acknowledges that the technology, developments, designs, inventions, improvements, data, methods, trade secrets and works of authorship which the Companies own, plan or develop, including without limitation the specifications, documentation and other information relating to the Companies’ zinc-air battery systems, and businesses and equipment related thereto (in each case whether for their own use or for use by their clients) are confidential and are the property of the Companies. Executive also recognizes that the Companies’ technology, customer lists, supplier lists, proposals and procedures are confidential and are the property of the Companies. Executive further recognizes and acknowledges that in order to enable the Companies to perform services for their clients, those clients may furnish to the Companies confidential information concerning their business affairs, property, methods of operation or other data. All of these materials and information will be referred to below as “Proprietary Information”; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive).

(b)
Non-Disclosure. Executive agrees that, except as directed by the Companies, and in the ordinary course of the Companies’ businesses, Executive will not during Executive’s employment with the Companies and thereafter, disclose to any person or entity or use, directly or indirectly for Executive’s own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information; provided, however, that the Executive’s duties under this Section 8(b) shall not extend to (i) any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry or (ii) any disclosure which may be reasonably required in connection with any actions or proceedings to enforce the Executive’s rights under this Agreement. Executive agrees that the provisions of this paragraph shall survive the termination of this Agreement and Executive’s employment by the Companies.

(c)
Competitive Activity. The Executive undertakes not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time, during and for sixty (60) months following termination of his employment with the Companies, to engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which is then directly (in any material manner) competitive with the Companies’ businesses as then constituted. Notwithstanding the foregoing, the Executive shall be permitted to engage in the aforementioned proposed work or activity if the Companies furnishes him with written consent to that effect signed by an authorized officer of each Company.

(d)
No Solicitation. During the period specified in 8(c) hereof, Executive will not solicit or encourage any customer or supplier of either Company or of any group, division or subsidiary of either Company, to terminate its relationship with either Company or any such group, division or subsidiary, and Executive will not, directly or indirectly, recruit or otherwise seek to induce any employee of either Company or any such group, division or subsidiary to terminate his or her employment or violate any agreement with or duty to either Company or any such group, division or subsidiary.

(e)
Equitable Relief. The Executive agrees that violations of the material covenants in this Section 8 will cause the Companies irreparable injuries and agrees that the Companies may enforce said covenants by seeking injunctive or other equitable relief (in addition to any other remedies the Companies may have at law for damages or otherwise) from a court of competent jurisdiction. In the event such court declares these covenants to be too broad to be specifically enforced, the covenants shall be enforced to the largest extent as may be allowed by such court for the Companies’ protection. Executive further agrees that no breach by the Companies of, or other failure by the Companies under this Agreement shall relieve the Executive of any obligations under Sections 8(a) and 8(b) hereof.

9.           Successors and Assigns.

(a)
This Agreement shall be binding upon and shall inure to the benefit of each Company, its successors and assigns and the Companies shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform it if no such succession or assignment had taken place. The term the “Companies” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of either Company (including this Agreement) whether by operations of law or otherwise.

(b)
Subject to Section 16 hereof, neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

10.           Notice.

For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the eighth business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

The initial addresses of the parties for purposes of this Agreement shall be as follows:

The Companies:                   Arotech Corporation
1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Attention: Steven Esses

and                                          Epsilor-Electric Fuel Ltd.
Western Industrial Park
P.O. Box 461
Beit Shemesh 99054
Israel

The Executive:                      Robert S. Ehrlich
21 Nahal Sorek
Ramat Beit Shemesh
Israel

11.           Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Companies. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.           Governing Law; Venue.

This Agreement shall be governed by and construed and enforced in accordance with the laws of Israel without application of any conflicts of laws principles which would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Executive and the Companies hereby irrevocably waives any objection it may now or hereafter have to the laying of venue in the courts of the State of Israel for any legal suit or action instituted by any party to the Agreement against any other with respect to the subject matter hereof.

13.           Severability.

The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.           Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof including, without limitation the Original Agreement.

15.           Joint and Several Obligations.

The obligations and liabilities of each Company hereunder shall be joint and several with the obligations and liabilities of the other Company hereunder.

16.           Registration Rights.

(a)
If Arotech at any time proposes to register any of its securities under the Securities Act of 1933, as from time to time in effect (together with the rules and regulations thereunder, all as from time to time in effect, the “Securities Act”), for its own account or for the account of any holder of its securities, on a form which would permit registration of Common Stock of Arotech at the time held or obtainable upon the exercise of options, warrants or rights, or the conversion of convertible securities, at the time held by the Executive (“Registrable Securities”), for sale to the public under the Securities Act, Arotech will each such time give notice to the Executive of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. The Executive may, by written response delivered to Arotech within 15 days after the giving of any such notice, request that all or a specified part of the Registrable Securities be included in such registration. Arotech will thereupon use its best efforts as part of its filing of such form to effect the registration under the Securities Act of all Registrable Securities which Arotech has been so requested to register by the Executive, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered.

(b)
The Executive may, by notice to Arotech specifying the intended method or methods of disposition, given at any time and from time to time after Arotech has registered any shares of its Common Stock under the Securities Act, request that Arotech effect the registration under the Securities Act of all or a specified part of the Registrable Securities; provided, however, that Arotech shall not be required to effect a registration pursuant to this Section 16(b) unless such registration may be effected on a Form S-3 (or any successor or similar Form); and provided, further, that each registration pursuant to this Section 16(b) shall cover a number of Registrable Shares equal to not less than 2% of the aggregate number of shares of Arotech Common Stock then outstanding. Arotech will then use its best efforts to effect the registration as promptly as practicable under the Securities Act of the Registrable Securities which Arotech has been requested to register by the Executive pursuant to the Section 16(b).

(c)
Notwithstanding the provisions of Section 16(b), in the event that Executive has requested pursuant to Section 16(b) that Arotech effect a registration of securities, and (i) the Board of Arotech determines that it would be seriously detrimental to Arotech to effect a registration pursuant to Section 16(b), or (ii) the Board of Arotech determines in good faith that (A) Arotech is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of Arotech or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm Arotech, then Arotech shall promptly notify Executive of the occurrence of any of the events described in the foregoing clauses (i) or (ii). Upon the occurrence of any of the events described in clauses (i) or (ii) hereof, Arotech shall be allowed to defer a registration of securities pursuant to Section 16(b) above, and if a registration statement had already been filed at such time, Executive shall not dispose of his Registrable Securities under such registration statement until it is so advised in writing by Arotech that the registration of securities under 16(b) may be effected or resumed. Notwithstanding the foregoing, any such deferment or prohibition on disposition shall not be in effect for more than 90 days in any 12 months period.

(d)
Arotech shall not be obligated to effect any registration of Registrable Securities under Section 16(a) hereof incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

(e)
Arotech hereby agrees to pay, or cause to be paid, all legal, accounting, printing and other expenses (other than the fees and expenses of the Executive’s own counsel and other than underwriting discounts and commissions attributable to the Registrable Securities) in connection with each registration of Registrable Securities pursuant to this Section 16.

(f)
In connection with each registration of Registrable Securities pursuant to this Section 16, Arotech and the Executive will enter into such agreements, containing such terms and conditions, as are customary in connection with public offerings, such agreements to contain, without limitation, customary indemnification provisions, representations and warranties and opinions and other documents to be delivered in connection therewith, and to be, if requested, with underwriters.

(g)
The provisions of this Section 16 shall be subject to any agreement entered into by Arotech, in good faith, with any underwriter of Arotech’s securities or any person or entity providing financing to Arotech, in each case containing reasonable limitations on the Executive’s rights and Arotech’s obligations hereunder.

(h)
The provisions of this Section 16 shall survive the termination of the other provisions of this Agreement. The rights of the Executive under this Section 16 are assignable, in whole or in part, by the Executive to any person or other entity acquiring securities of Arotech from the Executive.

(i)
Notwithstanding anything in the foregoing to the contrary, the Executive shall not demand a registration during the 180 days following an underwritten public offering of the Common Stock of the Company.

(j)
Without the prior written consent of the underwriters managing any public offering, for a period beginning ten days immediately preceding the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, and ending on the earlier of (i) 180 days after the effective date of such registration statement and (ii) the end of the shortest period generally applicable to any “affiliate” (as defined in the Securities Act of 1933, as amended) of Arotech who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup provision, the Executive (whether or not a selling shareholder pursuant to such registration statement) shall not sell or otherwise transfer any securities of Arotech except pursuant to such registration statement.

17.	Taxes.

All sums referred to herein are gross, not net.

18.	Currency.

All U.S. dollar amounts payable under this Agreement shall, at the Company’s option, be paid either in U.S. dollars or in New Israeli Shekels at the rate of exchange on the date prior to the day of payment as published by the Bank of Israel.

IN WITNESS WHEREOF, the Companies have caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

AROTECH CORPORATION

By: /s/ Steven Esses
Its:  President

EPSILOR-ELECTRIC FUEL LTD.

By:   /s/ Ronen Badichi                                                                                 /s/ Robert S. Ehrlich
Its:  General Manager                                                                                   Executive

Exhibit A

FORM OF MUTUAL RELEASE

This mutual release is executed and delivered by and between the undersigned employee of Arotech Corporation, a Delaware corporation (“Arotech”) and Epsilor-Electric Fuel Ltd. (“Epsilor-EFL”) and the undersigned’s successors, assigns, executors, estates and personal representatives (collectively, the “Executive”), on the one hand, and Arotech and Epsilor-EFL and each of their respective affiliates, agents, successors and assigns (collectively, the “Companies”), on the other hand. For and in consideration of the Executive receiving the compensation referred to in Section 7 of the Sixth Amended and Restated Employment Agreement dated May 13, 2013 and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by the Executive and the Companies, the Executive hereby remises, releases and forever discharges the Companies, and the Companies hereby remise, release and forever discharge the Executive, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, executions, claims and demands of any kind and nature whatsoever in law or in equity, known or unknown, against the other party which ever existed prior to the date hereof, or may ever have on and after the date hereof with respect to matters arising, and dealings with the other party occurring, prior to the date hereof; provided, however, that nothing contained herein shall be construed to release the Executive from any obligations to the Companies pursuant to the Employment Agreement nor to release the Companies from any of their obligations to the Executive pursuant to the Employment Agreement.

IN WITNESS WHEREOF, the Executive and the Companies have each caused this Release to be executed as of __________________.

EXECUTIVE

______________________________
Name:   Robert S. Ehrlich

AROTECH CORPORATION

By:___________________________
 Title:

EPSILOR-ELECTRIC FUEL LTD.

By:___________________________
 Title: